Exhibit 32.2
Certification of the Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, Richard T. Marabito, Chief Financial Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2005, of the Company (the “Report”):
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Richard T. Marabito
Richard T. Marabito
Olympic Steel, Inc.
Chief Financial Officer
November 7, 2005